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EXHIBIT 21.1 SUBSIDIARIES OF STERIS CORPORATION

     STERIS has no parent company. As of March 31, 2000, certain of its direct and indirect subsidiaries were as follows:

     Subsidiary                                            Location
     ----------                                            --------

     STERIS Foreign Sales Corporation                      US Virgin Islands
     Medical & Environmental Designs, Inc. (MED Inc.)      Missouri
     STERIS S.r.l.                                         Italy
     Ecomed, Inc.                                          Indiana
     Isomedix Inc.                                         Delaware
     Isomedix Corporation                                  Canada
     Isomedix Operations Inc.                              Delaware
     Hausted, Inc.                                         Delaware
     STERIS FoodLabs, Inc.                                 Kansas
     American Sterilizer Company                           Pennsylvania
     STERIS Inc.                                           Delaware
     STERIS Canada Inc.                                    Canada
     STERIS (Barbados) Corp.                               Barbados
     STERIS Canada Corporation                             Canada
     STERIS Europe, Inc.                                   Delaware
     CLBV LIMITED                                          United Kingdom
     STERIS Holdings B.V.                                  Netherlands
     STERIS GmbH                                           Germany
     AMSCO S.A./N.V.                                       Belgium
     STERIS Iberia, S.A.                                   Spain
     STERIS S.A.                                           France
     STERIS Limited                                        United Kingdom
     Detach AB                                             Sweden
     STERIS Asia Pacific, Inc.                             Delaware
     STERIS Japan Inc.                                     Japan
     STERIS Hong Kong Limited                              Hong Kong
     STERIS Singapore Pte. Ltd.                            Singapore
     STERIS Latin America, Inc.                            Delaware
     AMSCO Brasil Comercio e Servicos Ltda.                Brazil
     AMSCO de Costa Rica, S.A.                             Costa Rica